Exhibit 26 (g) iii. a. 5.

AMENDMENT to

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter the “Reinsurer”)

Each Agreement listed in the attached Exhibit is amended as of the effective date of each Agreement to add the Accelerated Death Benefit Rider (ABR) to the             .

A description of the Acelerated Death Benefit Rider (ABR) is as follows:

This rider is an             .

The Ceding Company has              ABR:

1.	policies –

The             .

2.	policies –

From the Reinsurer’s perspective,              the ABR.

The methods described above are             .

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-19-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-19-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-19-13
Peter G. Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker	Date:	8/5/2013
Print name Julie A. Decker
Title: VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Larry Fischer	Date:	8-5-2013
Print name Larry Fischer
Title: VP, Business Development

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Exhibit

RGA Document Number	Effective Date of Agreement	Description	TAI Code

	9/1/1998	VUL
	2/8/1999	VL Select Inforce
	5/1/2001	VUL II

	4/1/2005	GUL/GVUL
	8/1/2008	VUL III

	1/1/1999	VL + Inforce (Allianz)

	5/1/2001	VUL II (Allianz)

AMENDMENT to

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective April 15, 2013, the Amendment Effective Date, the following will be added to the Claims provision in the Agreements:

With respect to              cases that are issued, the Ceding Company and the Reinsurer will be bound by the applicable             .

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-24-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-24-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-24-13
Peter G. Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker	Date:	4/18/2013
Print name Julie A. Decker
Title: VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Susan Willeat	Date:	4/18/2013
Print name Susan Willeat
Title: VP & Actuary

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Exhibit

RGA Document Number	Effective Date of Agreement	Description	TAI Code

	8/1/2008	VUL III

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: August 1, 2008

Coverage: Variable Universal Life III / Strategic Life 14-2009 (added 1/1/09)

TAI Code:

Effective May 7, 2013, the Amendment Effective Date, Article I, Item C shall be amended to clarify how the             . Article I - Automatic Reinsurance of the above-referenced Agreement will be replaced with the attached Article I - Automatic Reinsurance.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-18-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-18-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-18-13
Peter G. Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker	Date:	6/10/2013
Print name Julie A. Decker
Title: VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Susan Willeat	Date:	6/10/2013
Print name Susan Willeat
Title: VP & Actuary

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ARTICLE I: AUTOMATIC REINSURANCE

A.

The Ceding Company shall automatically cede to the Reinsurer reinsurance of that portion of individual life policies and supplemental benefits as specified in Schedule A – Accepted Coverages, and Schedule B – Reinsurance Limits and the Reinsurer shall automatically accept such reinsurance that meets the following requirements:

1.	The individual this Agreement.

2.	The mortality rating on each individual risk must not exceed 500% (Table 16 or P), or its equivalent on a flat extra premium basis.

3.

The amount of life insurance inforce in all companies, including any coverage to be replaced, plus the amount currently applied for on that life in all companies, does not exceed the Jumbo Limit as specified in Schedule B – Reinsurance Limits.

4.	On each individual life, the Ceding Company shall retain the amounts of insurance as specified in Schedule B – Reinsurance Limits.

5.	The maximum amounts of insurance to be automatically reinsured on a life must not exceed the reinsurance limits specified in Schedule B – Reinsurance Limits.

6.	The individual .

7.	The Reinsurer .

B.

The liability of the Reinsurer for automatically ceded reinsurance shall commence simultaneously with that of the Ceding Company. The liability of the Reinsurer for reinsurance ceded automatically shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article IV –Premiums, Payments and Reports or Article X – Increase in Retention.

C.	The risk shall of this Agreement.

i.	Capacity .

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ARTICLE I: AUTOMATIC REINSURANCE

(Continued)

ii.	The .

iii.	If the rule.

D.

The Reinsurer shall not be liable for benefits paid under the Ceding Company’s conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage are met. The pre-issue liability applies only once on any given life no matter how many receipts were issued or initial premiums were accepted by the Ceding Company. After a policy is issued, no reinsurance benefits are payable under this pre-issue coverage provision. The Reinsurer’s liability under the Ceding Company’s conditional receipt or temporary insurance agreement is limited to the lesser of i. or ii. below:

i.	The Automatic Binding Limits in Schedule B – Reinsurance Limits.

ii.	The amount for which the Ceding Company is liable less its retention, less any amount of reinsurance with other Reinsurers.

E.

The Ceding Company may not reinsure, on any basis, the amount it has retained on the business covered under this Agreement without prior notification to and agreement of the Reinsurer, unless the risk exceeds the Ceding Company’s internal limits.

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: August 1, 2008

Coverage: Variable Universal Life III / Strategic Life 14-2009 (added 1/1/09)

TAI Code:

For new policies issued on or after September 1, 2013, the Amendment effective date, the Ceding Company and the Reinsurer agree to replace Schedule B – Reinsurance Limits of the above-referenced Agreement in its entirety with the attached Schedule B – Reinsurance Limits which clarifies the             .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-10-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-10-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-10-13
Peter G. Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker	Date:	9/4/2013
Print name Julie A. Decker
Title: VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Patricia Peters	Date:	9/4/13
Print name Patricia Peters
Title: VP & Actuary

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SCHEDULE B: REINSURANCE LIMITS

Basis of Reinsurance: The Reinsurer shall participate in a pool of Reinsurers on a            .

Reinsurer’s Share: The Reinsurer’s share shall be             %.

Ceding Company’s Retention: The Ceding Company will retain             % of each risk up to their            .

Automatic Issue Limits:

            :

            $             for issue ages

                       for issue ages

            :

Age	Standard	Table A - D	Table E - H	Table I - P

            [table deleted]

The Automatic Issue Limit is $            . The Ceding Company            .

Example: The Ceding Company issues a $            .

Reinsurer’s Automatic Binding Limit:

            :

$

            :

The Ceding Company             according to the following table:

Age	Standard – Table D	Table E - H	Table I - P

            [table deleted]

The Automatic Binding Limit is $            .

Jumbo Limit:

            :

$            .

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SCHEDULE B: REINSURANCE LIMITS

(Continued)

            :

Age	Standard – Table D	Table E - H	Table I - P

            [table deleted]

Pre-Issue Notification

As a service, the Reinsurer will            .

The Ceding Company will            .

            :

Age	Standard – Table D	Table E - H	Table I - P

            [table deleted]

The jumbo limits            .

The Ceding Company            .

Pre-Issue Notification

As a service, the Reinsurer will            .

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SCHEDULE B: REINSURANCE LIMITS

(Continued)

The Ceding Company will            .

Issue Ages:

CESSION LIMITS PER REINSURER (applies to Automatic and Facultative cases):

Minimum Initial Cession:

Trivial Amount: $